UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2017

LA QUINTA HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36412	90-1032961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Hidden Ridge, Suite 600, Irving, Texas 75038

(Address of Principal Executive Offices) (Zip Code)

(214) 492-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2017, the Board of Directors (the “Board”) of La Quinta Holdings Inc. (the “Company”) adopted and approved the La Quinta Holdings Inc. Executive Severance Plan (the “Severance Plan”) for employees of the Company at the level of Vice President and above, including Keith A. Cline, the Company’s President and Chief Executive Officer, James H. Forson, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, Rajiv K. Trivedi, the Company’s Executive Vice President and Chief Development Officer and Julie M. Cary, the Company’s Executive Vice President and Chief Marketing Officer (together, the “Named Executive Officers”) and the La Quinta Holdings Inc. Retention Bonus Plan (the “Retention Plan”), which provides for the payment of awards to specified eligible employees, including the Named Executive Officers, upon the occurrence of a specified date or event.

Executive Severance Plan

The Severance Plan provides for payment of severance and other benefits to eligible executives, including the Named Executive Officers, in the event of a termination of employment with the Company without cause or for good reason (each as defined in the Severance Plan and each, a “covered termination”), or in the event of a termination with the Company as a result of retirement, death, or disability (as such terms are defined in the Severance Plan), in each case, subject to the (i) executive’s execution and non-revocation of a general release of claims in favor of the Company and (ii) continued compliance with the executive’s confidentiality, non-interference and invention assignment obligations to the Company.

In the event of a covered termination, in addition to certain accrued obligations, the Severance Plan provides for the following payments and benefits to the Named Executive Officers:

•	a lump-sum pro-rata bonus for the year of termination, based on actual performance;
•	a lump-sum payment equal to the sum of the executive’s (x) annual base salary and (y) bonus based on target performance (the “cash severance amount”) times the multiplier applicable to such executive (which is 1.5 for Messrs. Forson and Trivedi and Ms. Cary and 2.0 for Mr. Cline);
•	continued health insurance coverage at substantially the same level as provided immediately prior to such termination, at the same cost as generally provided to similarly situated active Company employees (the “welfare benefit”), for a period of 18 months for Messrs. Forson and Trivedi and Ms. Cary and 24 months for Mr. Cline; and
•	payment of, or reimbursement for, up to $10,000 in outplacement services within the three-year period following such termination (the “outplacement benefit”).

Notwithstanding the foregoing, in the event such covered termination occurs on or within the six-month period prior to, or within the two-year period following, the first to occur of (i) a change in control and (ii) a significant corporate event (each as defined in the Severance Plan), in addition to certain accrued obligations, the Severance Plan provides for the following payments and benefits to the Named Executive Officers:

•	a lump-sum pro-rata bonus for the year of termination, based on target performance;
•	the cash severance amount times the multiplier applicable to such executive (which is 2.0 for Messrs. Forson and Trivedi and Ms. Cary and 3.0 for Mr. Cline);
•	the welfare benefit for a period of 24 months for Messrs. Forson and Trivedi and Ms. Cary and 36 months for Mr. Cline; and
•	the outplacement benefit.

In the event of a termination with the Company as a result of the executive’s death or disability, in addition to certain accrued obligations, the Severance Plan provides for the following payments and benefits to the Named Executive Officers: (i) a lump-sum bonus for the year of termination, based on target performance; and (ii) solely in the case of the executive’s disability, the welfare benefit for a period of 12 months. In the event of a termination with the Company as a result of the executive’s retirement, in addition to certain accrued obligations, the Severance Plan provides for the payment of a lump-sum pro-rata bonus for the year of termination, based on actual performance, to eligible executives.

In addition, the Severance Plan provides that, upon the first to occur of (i) a change in control and (ii) a significant corporate event, any unvested and outstanding award granted to the Named Executive Officers under the Company’s Amended and Restated 2014 Omnibus Incentive Plan that is not continued, converted, assumed or replaced in connection with such change in control or significant corporate event will fully vest; provided, that, vesting for performance-based vesting awards (a) with market performance conditions will be based on actual performance and (b) with financial performance conditions will be based on target performance.

Retention Bonus Plan

The Retention Plan provides for the payment of an award, payable in cash or, if applicable, in cash and shares of restricted stock, to specified eligible employees, including the Named Executive Officers, upon the occurrence of a specified date or event.

Under the Retention Plan, the Named Executive Officers are eligible to receive an award with a value equal to (x) 1.25 multiplied by (y) the sum of such Named Executive Officer’s (A) annual base salary and (B) target bonus multiplied by (z) a percentage equal to 25% for Ms. Cary, 50% for Mr. Trivedi, 75% for Mr. Forson and 100% for Mr. Cline. Retention awards for the Named Executive Officers are payable 50% in cash and 50% in shares of restricted stock. Shares of restricted stock will be granted on, or as soon as practicable following, the effective date of the Retention Plan (the “effective date”), and the number of shares of restricted stock granted shall equal the value of the award payable in restricted shares divided by the per share value of the Company’s shares on the effective date.

The cash portion of a retention award is payable, and shares of restricted stock vest, on the earliest to occur of the following, subject, in each case, to a Named Executive Officer’s continued employment through such date: (i) the date that is 15 months after the effective date; (ii) the date that is six months from the consummation of a significant corporate event (as defined in the Retention Plan); (iii) the date of a Named Executive Officer’s termination of employment (x) by the Company without cause (as defined in the Retention Plan) at any time following the effective date or (y) by the Named Executive Officer with good reason (as defined in the Retention Plan) within the six months prior to, or on or following, a significant corporate event; or (iv) the date of a change in control (as defined in the Retention Plan).

The Severance Plan and the Retention Plan are filed as exhibits 10.1 and 10.2, respectively, hereto.

Item 7.01	Regulation FD Disclosure.

On January 18, 2017 the Company issued a press release announcing that the Company is pursuing the separation of its real estate and franchise and management businesses into two stand-alone publicly traded companies, which could involve spinning off the Company’s owned real estate assets as a separate company. However, there is no assurance that this will result in any transaction being announced or consummated. The Company will disclose further developments during the process once the Board has approved a specific action or has otherwise determined that further disclosure is required or appropriate. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

The information disclosed under Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information disclosed under Item 7.01 in this Current Report on Form 8-K will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	La Quinta Holdings Inc. Executive Severance Plan

10.2	La Quinta Holdings Inc. Retention Bonus Plan

99.1	Press Release, dated January 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA QUINTA HOLDINGS INC.
(Registrant)

By:	/s/ Mark M. Chloupek
Name: Mark M. Chloupek
Title: Executive Vice President and General Counsel

Date: January 18, 2017

EXHIBIT INDEX

Exhibit Number	Description

10.1	La Quinta Holdings Inc. Executive Severance Plan

10.2	La Quinta Holdings Inc. Retention Bonus Plan

99.1	Press Release, dated January 18, 2017